Exhibit 99.1

Genmab and Bolt Biotherapeutics Announce Oncology Research and Development Collaboration

Media Release

•

Collaboration to discover and evaluate novel product concepts based on the combination of Genmab’s antibodies and bispecific antibody technologies with Bolt’s proprietary immune-stimulating antibody conjugate (ISAC) platform

•	Companies intend to develop multiple bispecific ISACs
•	Genmab has option to develop and commercialize up to three therapeutic candidates; Bolt has option to participate in development and commercialization of one candidate
•	Bolt to receive USD 10 million upfront payment and USD 15 million equity investment from Genmab

Copenhagen, Denmark and Redwood City, California; June 2, 2021 – Genmab A/S (Nasdaq: GMAB) and Bolt Biotherapeutics, Inc. (Nasdaq: BOLT) announced today that the companies have entered into an oncology research and development collaboration. Together, the companies will evaluate select Genmab antibodies and bispecific antibody engineering technologies in combination with Bolt’s proprietary Boltbody™ immune-stimulating antibody conjugate (ISAC) technology platform, with the goal of discovering and developing next-generation, immune-stimulatory, antibody-based conjugate therapeutics for the treatment of cancer. This research collaboration will evaluate multiple bispecific ISACs concepts to identify up to three clinical candidates for development. Genmab will fund the research, along with the preclinical and clinical development of these candidates through clinical proof of concept.

“This exciting collaboration will provide a unique opportunity to combine Genmab’s innovative bispecific antibody technologies with Bolt’s powerful, advanced ISAC technology to develop targeted antibody products with the potential to transform cancer treatment,” said Jan van de Winkel, Ph.D., Chief Executive Officer of Genmab. “Genmab’s partnership approach is part of our DNA and we are pleased to be collaborating with Bolt to develop and deliver potential next-generation cancer therapeutics to patients in need of novel treatment options.”

Randall Schatzman, Ph.D., Chief Executive Officer of Bolt, explained, “Our joint vision is to leverage Genmab’s and Bolt’s innovative technologies to develop a completely new type of ISAC with the aim to transform the way cancer is treated. Creating bispecific ISACs turbo-charged with potent immune stimulants is a novel concept that has tremendous potential for patients. We are delighted to be collaborating with the Genmab team and to have their deep expertise in discovering and developing bispecific antibodies brought to bear on this approach as we continue our mission to develop treatments that address key unmet needs for patients with cancer.”

Financial Terms

Under the terms of the agreement, Genmab will pay Bolt an upfront payment of USD 10 million. Genmab will also make a USD 15 million equity investment in Bolt. Bolt is eligible to receive total potential milestone payments of

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1560 Copenhagen V, Denmark		CVR no. 2102 3884
LEI Code 529900MTJPDPE4MHJ122

Genmab and Bolt Biotherapeutics Announce Oncology Research and Development Collaboration

up to USD 285 million per therapeutic candidate exclusively developed and commercialized by Genmab, along with tiered royalties. Genmab will fully fund preclinical and early clinical development of all candidates. If a candidate is co-developed, development costs will be split 50:50 between the two companies, and the companies will be solely responsible for commercialization costs in their respective territories and shall pay each other royalties on product sales.

About Genmab

Genmab is an international biotechnology company with a core purpose to improve the lives of patients with cancer. Founded in 1999, Genmab is the creator of multiple approved antibody therapeutics that are marketed by its partners. The company aims to create, develop and commercialize differentiated therapies by leveraging next-generation antibody technologies, expertise in antibody biology, translational research and data sciences and strategic partnerships. To create novel therapies, Genmab utilizes its next-generation antibody technologies, which are the result of its collaborative company culture and a deep passion for innovation. Genmab’s proprietary pipeline consists of modified antibody candidates, including bispecific T-cell engagers and next-generation immune checkpoint modulators, effector function enhanced antibodies and antibody-drug conjugates. The company is headquartered in Copenhagen, Denmark with locations in Utrecht, the Netherlands, Princeton, New Jersey, U.S. and Tokyo, Japan. For more information, please visit Genmab.com.

About Bolt Biotherapeutics, Inc.

Bolt Biotherapeutics, Inc. is a clinical-stage biotechnology company pioneering a new class of immuno-oncology agents that combine the targeting precision of antibodies with the power of both the innate and adaptive immune systems. Bolt’s proprietary Boltbody™ Immune-stimulating Antibody Conjugates (ISACs) are designed to target tumor cells for elimination by myeloid cells, which then activates the myeloid cells to recruit the adaptive immune system in the anti-tumor response. This leads to the conversion of immunologically “cold” tumors to “hot” tumors. Bolt’s lead candidate, BDC-1001, is a Boltbody ISAC comprised of a HER2-targeting biosimilar of trastuzumab conjugated with a non-cleavable linker to one of Bolt’s proprietary TLR7/8 agonists for the treatment of patients with HER2-expressing solid tumors. Bolt is also advancing BDC-2034, a Boltbody ISAC targeting CEA, and a pipeline of other immuno-oncology products.

Contacts for Genmab:

For Media:

Marisol Peron, Senior Vice President, Global Investor Relations & Communications

T: +1 609 524 0065; E: mmp@genmab.com

For Investor Relations:

Andrew Carlsen, Vice President, Head of Investor Relations

T: +45 3377 9558; E: acn@genmab.com

Genmab A/S	Tel: +45 7020 2728	Media Release no. 03
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1560 Copenhagen V, Denmark		CVR no. 2102 3884
LEI Code 529900MTJPDPE4MHJ122

Genmab and Bolt Biotherapeutics Announce Oncology Research and Development Collaboration

Contacts for Bolt:

For Media:

Maggie Beller or David Schull, Russo Partners, LLC

T: 646-942-5631, E: maggie.beller@russopartnersllc.com or david.schull@russopartnersllc.com

For Investor Relations:

Sarah McCabe, Stern Investor Relations, Inc.

T: 212-362-1200, E: sarah.mccabe@sternir.com

Genmab Forward-Looking Statements

This Media Release contains forward looking statements. The words “believe”, “expect”, “anticipate”, “intend” and “plan” and similar expressions identify forward looking statements. Actual results or performance may differ materially from any future results or performance expressed or implied by such statements. The important factors that could cause our actual results or performance to differ materially include, among others, risks associated with pre-clinical and clinical development of products, uncertainties related to the outcome and conduct of clinical trials including unforeseen safety issues, uncertainties related to product manufacturing, the lack of market acceptance of our products, our inability to manage growth, the competitive environment in relation to our business area and markets, our inability to attract and retain suitably qualified personnel, the unenforceability or lack of protection of our patents and proprietary rights, our relationships with affiliated entities, changes and developments in technology which may render our products or technologies obsolete, and other factors. For a further discussion of these risks, please refer to the risk management sections in Genmab’s most recent financial reports, which are available on www.genmab.com and the risk factors included in Genmab’s most recent Annual Report on Form 20-F and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. Genmab does not undertake any obligation to update or revise forward looking statements in this Media Release nor to confirm such statements to reflect subsequent events or circumstances after the date made or in relation to actual results, unless required by law.

Genmab A/S and/or its subsidiaries own the following trademarks: Genmab®; the Y-shaped Genmab logo®; Genmab in combination with the Y-shaped Genmab logo®.

Bolt Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our ability to collaborate with Genmab A/S to discover and develop therapeutics for the treatment of multiple types of cancer, our ability to develop multiple next-generation, immune-stimulatory conjugate therapeutics with Genmab A/S, the achievement of milestone payments or any tiered royalties, our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because

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1560 Copenhagen V, Denmark		CVR no. 2102 3884
LEI Code 529900MTJPDPE4MHJ122

Genmab and Bolt Biotherapeutics Announce Oncology Research and Development Collaboration

they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the potential product candidates that we develop may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; such product candidates may not be beneficial to patients or become commercialized. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the SEC, including our Quarterly Report on Form 10-Q for the three months ended March 31, 2021. These filings, when available, are available on the investor relations section of our website at investors.boltbio.com and on the SEC’s website at www.sec.gov.

Genmab A/S	Tel: +45 7020 2728	Media Release no. 03
Kalvebod Brygge 43	www.genmab.com	Page 4/4
1560 Copenhagen V, Denmark		CVR no. 2102 3884
LEI Code 529900MTJPDPE4MHJ122